As filed with the Securities and Exchange Commission on June 11, 1997
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                      PACIFIC AEROSPACE & ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Washington                              91-1744587
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

                               -------------------

                              434 Olds Station Road
                           Wenatchee, Washington 98801
                    (Address of Principal Executive Offices)

                               -------------------


                    AMENDED AND RESTATED STOCK INCENTIVE PLAN
                         INDEPENDENT DIRECTOR STOCK PLAN
              COMMON STOCK PURCHASE WARRANTS NOS. 001, 002, AND 003
                              (Full Title of Plans)

                               ------------------

                    Donald A. Wright, Chief Executive Officer
                      PACIFIC AEROSPACE & ELECTRONICS, INC.
                             434 Olds Stations Road
                           Wenatchee, Washington 98801
                     (Name and Address of Agent for Service)
                                 (509) 664-8000
          (Telephone Number, Including Area Code, of Agent for Service)

                               -------------------

                                  With copy to:
                             Sheryl A. Symonds, Esq.
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                         Seattle, Washington 98101-3197

                               -------------------

                         Calculation of Registration Fee

                                             Proposed Maximum     Proposed Maximum       Amount of
Title of Securities         Amount to be     Offering Price       Aggregate Offering     Registration
to be Registered            Registered       Per Share            Price (1)              Fee
=====================================================================================================
Common Stock, par value     2,260,000        (1)                  $8,452,975             $2,561.29
$.001 per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. Of the shares to be registered: (a) 1,188,616 shares are issuable upon exercise of options having exercise prices of $2.11 to $5.125 per share, for an aggregate exercise price of $5,210,762; (b) 23,400 shares have been issued under the Independent Director Stock Plan at per share prices of $2.17 to $5, for an aggregate issuance price of $78,000; (c)160,000 shares are issuable upon exercise of the Common Stock Purchase Warrants Nos. 001, 002, and 003 having an exercise price of $2 per share, for an aggregate exercise price of $320,000; and (d) 887,984 issuable under the Stock Option
     Plan and the Director Plan having an estimated exercise price of $3.203 per share (which is the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 6, 1997 as reported in The Wall
     Street Journal), for an estimated aggregate exercise price of $2,844,213.

=====================================================================================================

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company") relating to the 2,260,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable (a) upon exercise of the options granted pursuant the Company's Amended and Restated Stock Incentive Plan (the "Stock Option Plan"),
(b) upon the grant of Common Stock under the Company's Independent Director Plan (the "Director Plan"), and (c) upon exercise of the Company's Common Stock Purchase Warrants Nos. 001, 002, and 003 (the "Purchase Warrants"). The Company is the sucessor by merger to PCT Holdings, Inc., a Nevada corporation.

                                     PART I

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

* Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996.

     (2) the Company's Quarterly Reports on Form 10-QSB for the three-month periods ended August 31, 1996, November 30, 1996, and February 28, 1997.

     (3) the Company's Current Reports on Form 8-K filed with the Commission on December 12, 1996, March 12, 1997, and May 15, 1997.

     (4) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year ended May 31, 1996.

     (5) the description of the capital stock contained in the Company's Registration Statement on Form 8-B filed with the Commission on February 6, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered


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
hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     For purposes of this Registration Statement, any statement contained in this Registration Statement, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Stoel Rives LLP has issued the opinion set forth in Exhibit 5 of this Registration Statement. Sheryl A. Symonds, a principal in Stoel Rives LLP, is also Secretary of the Company.

     The Company's consolidated financial statements incorporated by reference in this Registration Statement have been audited by Moss Adams LLP, independent public accountants, as indicated in their reports with respect to such consolidated financial statements, and are included in this Registration Statement in reliance upon the authority of Moss Adams LLP as experts in giving those reports.

Item 6.  Indemnification of Directors and Officers.

     Article 8 of the Company's Articles of Incorporation authorizes the Company to indemnify its directors to the fullest extent permitted by the Washington Business Corporations Act through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors.

     In accordance with such authorization, Section 10 of the Company's Bylaws ("Bylaws") requires indemnification, to the fullest extent permitted by applicable law, of any person who is or has served as a director or officer of the Company, as well as any person who, while serving as a director or officer of the Company, served at the request of the Company as a director, officer, employee or agent of another entity, against expenses reasonably incurred because such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative.

     Notwithstanding these indemnification obligations, Section 10 of the Bylaws states that no indemnification will be provided (a) to the extent that such indemnification would be prohibited by the Washington Business Corporations Act or other applicable law as then in effect, or (b) except with respect to proceedings seeking to enforce rights to indemnification, to


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
any director or officer seeking indemnification in connection with a proceeding initiated by such person unless such proceeding was authorized by the Board of Directors.

     Section 10 of the Bylaws also provides that expenses incurred in defending any proceeding in advance of its final disposition shall be advanced by the Company to the director or officer upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company, except where the Board of Directors adopts a resolution expressly disapproving such advancement.

     Section 10 of the Bylaws also authorizes the Board to indemnify and advance expenses to employees and agents of the Company on the same terms and with the same scope and effect as the provisions thereof with respect to the indemnification and advancement of expenses to directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

 Exhibit
 Number      Description
 ------      -----------

   4.1 Articles of Incorporation of Pacific Aerospace & Electronics, Inc., as filed on September 20, 1996, with the Secretary of State of the State of Washington. (1)
   4.2      Bylaws of Pacific Aerospace & Electronics, Inc. (1)
   4.3      Amended and Restated Stock Incentive Plan.(2)
   4.4      Independent Director Stock Plan.(2)
   4.4 Common Stock Purchase Warrant No. 001 from Pacific Aerospace & Electronics, Inc. to Donald A. Wright dated as of November 30, 1996.
            (3)
   4.5 Common Stock Purchase Warrant No. 002 from Pacific Aerospace & Electronics, Inc. to Nick A. Gerde dated as of November 30, 1996.
            (3)
   4.6 Common Stock Purchase Warrant No. 003 from Pacific Aerospace & Electronics, Inc. to Edward Taylor dated as of November 30, 1996.
            (3)
   5.       Opinion of Stoel Rives LLP. (3)
   23.1     Consent of Moss Adams LLP. (3)
   23.2     Consent of Stoel Rives LLP (included in Exhibit 5). (3)
   24.1     Power of Attorney. (3)

-----------

(1) Incorporated by reference to Exhibits 3.4 and 3.7, respectively, of the Company's Current Report on Form 8-K filed on December 12, 1996.

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1996, filed on January 3, 1997.

(3)  Submitted with this Registration Statement.


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
Item 9.  Undertakings.

     The Company hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

         (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) Reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or together, represent a fundamental change in the information in this Registration Statement; and

         (c) Include any additional or changed material information on the plan of distribution;

     provided, however, that sub-paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act.

     2. That, for determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of such securities at that time shall be treated as the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on June 9, 1997.

                                  PACIFIC AEROSPACE & ELECTRONICS, INC.

                                  By:  /s/ DONALD A. WRIGHT
                                       -----------------------------------------
                                       Donald A. Wright
                                       Chief Executive Officer and President
                                       (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities indicated below as of June 9, 1997:


              Signature                               Title
              ---------                               -----

        /s/ DONALD A. WRIGHT           Chief Executive Officer, President and
----------------------------------     Director (Principal Executive Officer)
          Donald A. Wright

         /s/ NICK A. GERDE*            Vice President Finance, Chief Financial
----------------------------------     Officer and Treasurer (Principal
            Nick A. Gerde              Financial and Accounting Officer)

       /s/ DONALD B. COTTON*           Director
----------------------------------
          Donald B. Cotton

      /s/ ALLEN W. DAHL, M.D.*         Director
----------------------------------
         Allen W. Dahl, M.D.

     /s/ HERMAN L. "JACK" JONES*       Director
----------------------------------
       Herman L. "Jack" Jones

       /s/ PAUL SCHMIDHAUSER*          Director
----------------------------------
          Paul Schmidhauser

         /s/ ROGER P. VALLO*           Director
----------------------------------
           Roger P. Vallo

      *By /s/ DONALD A. WRIGHT
         -------------------------
          Donald A. Wright
         (Attorney-in-Fact)


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
                                INDEX TO EXHIBITS


Exhibit
 Number     Description
-------     -----------

   4.1 Articles of Incorporation of Pacific Aerospace & Electronics, Inc., as filed on September 20, 1996, with the Secretary of State of the State of Washington. (1)
   4.2      Bylaws of Pacific Aerospace & Electronics, Inc. (1)
   4.3      Amended and Restated Stock Incentive Plan.(2)
   4.4      Independent Director Stock Plan.(2)
   4.4 Common Stock Purchase Warrant No. 001 from Pacific Aerospace & Electronics, Inc. to Donald A. Wright dated as of November 30, 1996.
            (3)
   4.5 Common Stock Purchase Warrant No. 002 from Pacific Aerospace & Electronics, Inc. to Nick A. Gerde dated as of November 30, 1996.
            (3)
   4.6 Common Stock Purchase Warrant No. 003 from Pacific Aerospace & Electronics, Inc. to Edward Taylor dated as of November 30, 1996.
            (3)
   5.       Opinion of Stoel Rives LLP. (3)
   23.1     Consent of Moss Adams LLP. (3)
   23.2     Consent of Stoel Rives LLP (included in Exhibit 5). (3)
   24.1     Power of Attorney. (3)

-----------

(1) Incorporated by reference to Exhibits 3.4 and 3.7, respectively, of the Company's Current Report on Form 8-K filed on December 12, 1996.

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1996, filed on January 3, 1997.

(3)  Submitted with this Registration Statement.


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